                                                                   EXHIBIT 10-39

                            WRIT LIMITED PARTNERSHIP

                             OFFICE BUILDING LEASE


         THIS AGREEMENT OF LEASE is made this 23rd day of August, 1996, by and between the WRIT Limited Partnership ("WRIT"), hereinafter called Landlord, and United Restaurants, Inc. T/A Grand Havana Room, hereinafter called Tenant.

WITNESSETH:

         ARTICLE I  PREMISES

         1.1 In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord. Suite(s) N/A, containing approximately 8298 square feet of rentable area measured in accordance with the WDCAR Standard Method of Measurement (January 1, 1989), on the lower level (floor(s) of the building located at 1220 19th Street, NW, Washington, DC 20006, ("Building") which space is hereinafter referred to as the Premises. The foregoing approximately of square footage shall in no way affect the basic annual rent hereunder should any variance be found to exist between the approximation and the actual square footage. The Premises are identified on Exhibit "A" which is attached hereto and incorporated herein for all purposes, The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building, but includes no other rights not specifically set forth herein. Landlord reserves the right to modify the size, location, arrangement, finish and other features of the common areas of the Building.

         ARTICLE II  TERM

         2.1 The Lease Term shall be for fifteen (15) year(s) and six (6) month(s) ("Term"). The Lease Term shall commence on the date Landlord delivers possession of the Premises to Tenant ("Lease Commencement Date"). It is presently anticipated that the Premises will be delivered to Tenant on or about
August   , 1996 ("Anticipated Occupancy Date").  If the Lease Commencement Date
is not the first day of a month, then the Lease Term shall be extended to include the partial month in which the Lease Commencement Date occurs. The date on which the Lease Term expires shall be the Lease Expiration Date.

         2.2 If Landlord is unable to give possession of the Premises on or about the Anticipated Occupancy Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Premises, or of the Building of which the Premises form a part, are not completed, or for any other reason, this Lease shall not be void or voidable and
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Landlord shall not be subject to any liability for the failure to give possession on the Anticipated Occupancy Date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to fie possession on the Anticipated Occupancy Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same to construed in any way to extend the Lease Term. If permission is given to Tenant to possess the Premises or to occupy premises other than the Premises prior to the Anticipated Occupancy Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease.

         2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit C hereto and incorporated herein for all purposes affirming the Lease Commencement Date and the Lease Expiration Date.

         ARTICLE III  RENT

         3.1 Tenant agrees to pay during the term hereof a basic annual rent of see attached rent schedule:

                                 RENT SCHEDULE

Months
1-6                                                                        -0-

7-26                                                      $14,166.67 per month

27-65                                                     $15,416.67 per month

66-125                                                    $16,666.67 per month

126-186                                                             $19,166.67

Tenant shall pay the first installment on the execution of this Lease and the remaining installments in advance on the first day of each and every calendar month during the Lease Term (commencing with the second month of the Term).

         3.2 All rent payments shall be made payable to WRIT and delivered to WRIT at 10400 Connecticut Avenue, Concourse Level, Kensington, Maryland 20895 or to such other person and place as Landlord may hereafter designate in writing. Such rent payments shall be paid by check (subject to collection) drawn on a member bank of the Federal Reserve System, Fifth District.

         3.3     [Intentionally Omiteed]





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         3.4     Tenant shall pay to Landlord as additional rent eight point three four percent (8/34%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable area of the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land (the "Land") on which the Building is situated over the "Base Real Estate Taxes." For purposes hereof, the Base Real Estate Taxes are stipulated to be the amount of real estate taxes actually incurred by Landlord with respect to the Building and the Land during calendar year 1997.

                 (a) In the event that the actual real estate taxes for any calendar year during the Term, commencing January 1, 1998, and thereafter, exceed the Base Real Estate Taxes set out above, Tenant shall pay its proportionate share of the increase in the real estate taxes for such year over the Base Real Estate Taxes. Any increase payable by Tenant under this provision shall be deemed additional rent.

                 (b) Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Base Real Estate Taxes and the projected real estate taxes for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one-twelfth (1/12th) of Tenant's proportionate share of any projected increase in the annual real estate taxes over the Base Real Estate Taxes. Landlord shall, within ninety (90) days for as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year's actual real estate taxes, showing the actual increase, if any, in the real estate taxes over the Base Real Estate Taxes. Within thirty (30) days after Tenant's receipt of said statement, Tenant shall pay Landlord Tenant's proportionate share of the excess, if any, of actual real estate taxes over the projected real estate taxes. If the amount paid by Tenant during the previous year exceeded tenant's share of actual real estate taxes for the year, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the said statement of such year's actual real estate taxes.

                 (c) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes shall be added to and included in the annual statement of real estate taxes. Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Paragraphs provided, that in the event that Tenant shall have paid any amount of additional rent pursuant to Paragraph 3.4 and Landlord shall thereafter receive a refund of any portion of the real estate taxes on which such payment was based. Landlord shall pay to Tenant its proportionate share of such refund less any costs incurred in obtaining same. Landlord shall have no obligation to contest, object to, or litigate the levying or imposition of any real estate





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taxes and may settle, compromise, consent to, waive, or otherwise determine in its discretion any real estate taxes without consent or approval of Tenant.

         3.5 Tenant shall pay to Landlord as additional rent eight point three four percent (8.34%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable office area of the Building) of the increase in Operating Expenses during the Term over Initial Operating Expenses.

                 (a) "Operating Expenses," as that term is used herein, shall, subject to the provisions of Addendum Provision No. 3, mean all expenses, costs and disbursements (but not replacement of capital investment items or specific costs billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the building including, but not limited to, the following:

                          (i) Cost of wages and salaries of all employees engaged in the operation and maintenance of the Building, including taxes, insurance and benefits:

                          (ii) Cost of all supplies and materials used in the operation, maintenance and repair of the Building;

                          (iii) Cost of all utilities (including surcharges) including, but not limited to, water, sewer, electricity, heating, lighting, air conditioning and ventilating for the Building, but excluding electricity and any other utility separately paid for by individual tenants;

                          (iv)    Cost of all maintenance and service
         agreements for the building and the equipment used therein including, but not limited to, access control and energy management services, window cleaning, elevator maintenance and janitorial service;

                          (v) Cost of insurance relating to the Building, including, but not limited to, the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

                          (vi) Cost of repairs and general maintenance (excluding repairs and general maintenance paid for by the proceeds of insurance, or by Tenant or third parties, and alterations attributable solely to particular tenant spaces within the Building;

                          (vii) Cost of repairs and general maintenance (excluding repairs and general maintenance paid for by the proceeds of insurance, or by Tenant or third parties, and alterations attributable solely to particular tenant spaces within the Building);





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                          (viii)  A management fee of three percent (3%) of the
         gross revenues of the building;

                          (ix) Cost of any additional services not provided to the Building at the Lease Commencement Date, but thereafter provided by Landlord in the prudent management of the Building;

                          (x)     Cost of audit and accounting services;

                          (xi) Cost of any capital improvements made to the Building after the Lease Commencement Date that, in Landlord's reasonable judgment are intended to reduce other operating expenses or are required under any governmental law or regulation, that was not applicable to the Building at the Lease Commencement Date, such cost thereof to be amortized over the useful life thereof at Landlord shall reasonably determined; provided, however, that costs of complying with the requirements of the Americans with Disabilities Act of 1990 and its implementing regulations applicable to the common areas of the Building or the structure thereof, shall not be included in Operating Expenses.

                 (b)      Operating Expenses shall not include the following:

                         (i) costs of capital improvements other than as set forth in clause (x) above;

                          (ii) ground rent and interest on and amortization of mortgages;

                          (iii)   Landlord's income, excise or franchise taxes;

                          (iv) salaries of Landlord's employees not engaged in the operation, management, maintenance or repair of the Building;

                          (v) legal fees incurred in connection with the leasing of the Building or in connection with disputes with other tenants relating to the collection of rent and similar matters not benefitting the tenants of the Building generally;

                          (vi) leasing commissions, advertising expenses and other such expenses incurred in leasing or marketing the space within the Building.

                          (vii)   the portion of electricity and other
         utilities, directly attributable to the (but not the common areas of the Building) for which tenant pays directly.

                 (c) Operating Expenses for each calendar year shall be those actually incurred, provided however, that (i) if the Building was not at least ninety percent (90%) occupied during the entire calendar year, the Operating Expenses shall be adjusted to project





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
the Operating Expenses as if the Building were ninety percent (90%) occupied, and (ii) Landlord shall bear the percentage of Operating Expenses allocable to unleased space within the Building.

                 (d) For purposes hereof, the Initial Operating Expenses are stipulated to be the amount of Operating Expenses actually incurred by Landlord during calendar year 1997.

                 (e) In the event that the actual Operating Expenses for any calendar year during the Term, commencing January 1, 1998 and thereafter, exceed the Initial Operating Expenses set out above, Tenant shall pay its proportionate share of the increase in Operating Expenses for such year over the Initial Operating Expenses. Any increase payable by Tenant under this provision shall be deemed additional rent.

                 (f) Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Initial Operating Expenses and the projected Operating Expenses for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one twelfth (1/12th) of Tenant's proportionate share of any projected increase in the Operating Expenses over the Initial Operating Expenses. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year's actual Operating Expenses, showing the actual increase, if any, in Operating Expenses over the Initial Operating Expenses. Within thirty (30) days after Tenant's receipt of said statement, Tenant shall pay Landlord Tenant's proportionate share of the excess, if any, of actual Operating Expenses over the projected Operating Expenses. If the amount paid by Tenant during the previous year exceeded Tenant's share of actual Operating Expenses for the year, Landlord shall refund such excess to Tenant promptly.

         3.6 Should this lease commence or terminate at any time other than the last day of a calendar year, the amounts due as additional rent pursuant to Paragraphs 3.31 and 3.32 for the commencement or termination year only shall be prorated by the following fraction.

                                Days Under Lease
                                      365

         3.7 Tenant at its expense shall have the right during Landlord's business hours to examine Landlord's books and records relating to the Operating Expenses and real estate taxes of the Building for any year or years for which additional rent becomes due; or, at Landlord's sole discretion. Landlord will provide Tenant with an audited statement.

         3.8 Tenant's obligation to pay the amounts due as additional rent pursuant to Paragraphs 3.4 and 3.5 during the Term shall survive any expiration or termination of this Lease by lapse of time or otherwise.





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
         3.9 The term "Lease Year" shall mean each period of twelve (12) consecutive months commencing on the Lease Commencement Date, except that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter and subsequent Lease Years shall commence on the day following the last day of the preceding Lease Year.

         3.10 If the Lease Term begins on other than the first day of a month, basic annual rent from such date until the first day of the next month shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

         3.11 All costs and expenses other than basic annual rent which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be "additional rent" and, in the event of nonpayment: thereof, Landlord shall have the rights and remedies provided for in the event of
nonpayment of rent, including arrangement of interest and        .  If such
amounts of charged are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of monthly rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Basic annual rent and additional rent are sometimes referred to collectively herein as "rent".

         3.12 Tenant agrees to pay to Landlord, as additional rent, a late fee equal to five percent (5%) of any amount due for monthly rent or other payments due hereunder if said payments have not been received by Landlord within five (5) days of the due date. In addition, if Landlord does not receive such payment within thirty (30) days of such payment's due date, then such payment and late charge shall bear interest at the rate per annum equal to the greater of (a) eighteen percent (18%) per annum; provided, however, such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located from the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute additional rent due hereunder, shall be paid with the next monthly installment of basic annual rent coming due hereunder, shall constitute agreed liquidated damages and not penalties, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

         ARTICLE IV  TENANT'S TAXES

         4.1 In the event that any business, rent or other taxes, or any governmental charges that are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises are enacted, changed or altered so that any of such





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
taxes are levied against Landlord, or the mode of collection of payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

         ARTICLE V  SECURITY DEPOSIT

         5.1 Tenant agrees to pay to Landlord at the signing of this Lease eighteen thousand six hundred seventy and 50/100 Dollars ($18,670.50) ("Security Deposit") as security for compliance with the terms of this Lease. Upon the occurrence of any default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearage of rent and any other damage, injury, expense or liability suffered by Landlord by such default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. Within approximately forty-five (45) days after the Lease Expiration Date and after the Premises have been timely vacated in good order and repair and inspected and the keys returned to Landlord, then Landlord shall return said Security Deposit to tenant, without interest, less such portion of the Security Deposit as Landlord shall have used to satisfy Tenant's obligations under this Lease. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then said transferee shall be liable to Tenant for the return of the Security Deposit, and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

         [ARTICLE VI  - INTENTIONALLY OMITTED]

         ARTICLE VII  ENVIRONMENTAL COVENANTS

         7.1 Tenant, its employees, agents, contractors and invitees shall, at Tenant's own expense, comply with all Environmental Laws, a herein defined, in connection with its use and occupancy of the Premises and shall obtain, maintain and comply with all necessary environmental permits, approvals, registrations and licenses.

         7.2 Tenant, its employees, agents, contractors and invitees shall not use, generate, release, manufacture, treat, refine, produce, process, store, dump or dispose of any Hazardous Substance, as herein defined, on, under, or about the Premises or the Building, or transport to or from the Premises any Hazardous Substance except normal restaurant products, which products shall be used, stored and disposed of in accordance with all Environmental Laws.

         7.3 Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the





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
"Authorities" of "Authority") under the Environmental Laws. Tenant shall provide Landlord with copies of any environmental audit prepared by or for Tenant with respect to the Premises and any report(s) or filing(s) made by Tenant with any Authority.

         7.4 Should Landlord, any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other increase of Hazardous Substances that occurs as a result of Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit to Landlord and any applicable Authority the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such clean-up plans following their approval by Landlord and all applicable Authorities.

         7.5 Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Article VI within ten (10) days, Landlord may fulfill such duty on behalf of Tenant, at Tenant's cost and expense; and in such case, Tenant shall cooperate with Landlord in other to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant's obligations under this Article VI.

         7.6 Landlord shall have the right, but not the obligation, at all times during the Lease Term to (1) inspect the Premises; (2) enter upon the Premises to conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article VI, or as otherwise necessary; and (3) request lists of all Hazardous Substances used, stored or located on the Premises. The cost of all such inspections, tests and investigations shall be borne by Tenant.

         7.7 Tenant's obligations and liabilities under this Article VI shall survive the expiration or early termination of the Lease. For purposes of this Article VI, the Building shall include the Land (as defined in Section
10.1 hereof).

         7.8 Tenant shall indemnify, defend, protect and hold harmless Landlord, the manager of the Building, and their respective officers, directors, trustees, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including without limitation, attorneys' and consultants' fees and the costs of investigation and settlement of any claims) arising out of or in any way connected with (1) any deposit, spill, discharge or other release of Hazardous Substances





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
which arises at any time from Tenant's, its employees' agents', contractors', or invitees' use or occupancy of the Premises or the Building; (2) any failure to provide all information, make all submissions and take all steps required by all Authorities under the Environmental Law; and (3) Tenant's its employees', agents', contractors', or invitees' breach of this Article VI, whether or not Tenant has acted negligently with respect to such Hazardous Substances.

         7.9 As used in this Article VI, the term "Hazardous Substances" means:

                 (a) any substance designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act:

                 (b) any element, compound, mixture, solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act;

                 (c) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Solid Waste Disposal Act;

                 (d) any toxic pollutant listed under Section 307(a) of the Federal Water Pollution Control Act;

                 (e) any hazardous air pollutant listed under Section 112 of the Clean Air Act;

                 (f) any imminently hazardous chemical substance or mixture with respect of which the Administrator of the United States Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act; and

                 (g) any substance, waste or other material considered hazardous, dangerous or toxic under any state, local or federal law, code, ordinance or regulation.

         7.10 The term "Hazardous Substances" also includes petroleum and petroleum products, including crude oil or any fraction thereof, which is not specifically listed or designated as a Hazardous Substance under subsection 7.9(a) through (g) of this Article VI, as well as natural gas, natural gas liquids, liquified natural gas and synthetic gas usable for fuel and mixtures of natural gas and such synthetic gas.

         7.11 As used in this Article VI, the term "Environmental Laws" shall mean and refer to the entirety of the federal acts, portions of which are referenced in Section 7.9, and all other federal and all state and local laws, codes, ordinances, rules regulations, and directives governing the discharge, emission or disposal of any pollutant in, to or from the Premises or the Building or other premises or the environmental and prescribing methods for storing, handling or otherwise managing Hazardous Substances and wastes





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
including, but not limited to, the then current versions of the following federal statutes, their state analogs, and the regulations implementing them: the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.).

         ARTICLE VIII  MAINTENANCE OF PREMISES BY TENANT

         8.1 Tenant shall not in any manner deface or injure the Premises or the Building and will, subject to Addendum Provision No. 8, pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant's employees, agents, contractors or invitees. Tenant agrees that it will keep the Premises and the fixtures therein in clean, safe, sanitary and good order and condition and will, at the expiration or other termination of the Term hereof, remove all goods and effects not the property of Landlord and surrender and deliver up the same broom clean to Landlord, including keys, locks and other fixtures connected therewith, in like good order and condition as the same now is or shall be at the commencement of the Lease Term, ordinary wear and tear and damage by the elements, fire, and other unavoidable casualty excepted.

         8.2 Maintenance and repair of equipment such a kitchen, fixtures, separate air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

         8.3 In the event a balcony is part of the Premises, Tenant agrees to keep the balcony in clean, safe, sanitary and broom-clean condition. Tenant shall not place or put any furniture or other items on the balcony without Landlord's prior written consent. In the event Tenant fails to obtain Landlord's prior written consent, Landlord shall have the right to remove all such furniture or other items not approved by Landlord. Tenant shall not use the balcony for cooking purposes. Landlord shall have no liability for any person or any furniture or other item which may fail from the balcony.

         ARTICLE IX  LANDLORD SERVICES

         9.1 Landlord covenants and agrees that it will without additional charge, furnish: water which is submetered and charged back to Tenant; elevator services.

         9.2 It is agreed that Landlord shall not be liable in any way for any failure to furnish or in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air conditioning, electricity, elevator, janitor or car services caused by fire accidents, strikes, breakdowns, necessary





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
maintenance, alterations, repairs, scarcity of labor or materials, acts of God or any other causes. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of rent payable hereunder. If such failure to provide services continues for five (5) consecutive days following notice from Tenant to Landlord and the restaurant must close for this reason only, Tenant shall be entitled to an abatement of rent until such services are repaired.

         ARTICLE X  LIABILITY OF LANDLORD

         10.1 Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any other person or entity claiming through Tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss of business) based on or arising out of any cause whatsoever including without limitation the following: (a) repair to any portion of the Premises or the Building; (b) interruption in the use of the Premises or any equipment therein;
(c) any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; (d) termination of this Lease by reason of damage to the Premises or the building; (e) fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; (f) actions of any other tenant of the Building or of any other person or entity;
(g) failure or inability of Landlord to furnish any utility or service specified in this Lease; and (h) leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. All personal property stored or placed by tenant or its employees, agents, invitees or any other person or entity claiming through Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting from, and which may affect the Building of which the Premises are a part, construction of contiguous premises. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. For purposes of this Section, the term "Building" shall be deemed to include the land on which the Building is located ("Land"). Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused solely by Landlord's, or its employees' or agents' gross negligence or willful misconduct except to the extent covered by Article XVIII of this Lease.

         10.2 Tenant and Landlord shall indemnify and hold the other, its employees and agents harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including without limitation attorneys' fees and the costs of investigation and settlement of any claims) asserted by or on behalf of any person, entity or governmental authority against the other, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the business conducted by Tenant or Landlord, as the case may be therein, (b) any act or omission of Tenant or Landlord or any employee, agent, or invitee of Tenant in or on the Premises, and or any accident, injury or damage whatsoever to any person, or the property of any person, occurring in or on the Premises unless the same was caused by the sole gross negligence or willful misconduct of Landlord or Tenant, its employees or Agents.

         10.3 If any Landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer.

         10.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim against Landlord shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder.

         ARTICLE XI  SIGNS

         11.1 Tenant further agrees that (a) no signs, advertisements or notices shall be inscribed, painted or affixed on any part of the outside or inside of the Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve;
(b) Landlord has the right to prohibit any advertisement of Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a Building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement; (c) if any such sign or advertisement is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal; (d) Landlord shall have the right to prescribe the weigh and method of installation and position of safes or other heavy fixtures or equipment and Tenant will not install in the Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designed to carry; and (e) all damage done to the Building by taking in or removing a safe or any other article of Tenant's office equipment, or due to its being in the Premises, shall be repaired at the expense of Tenant. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of





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
furniture, material and equipment shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to the Building any of Tenant's merchandise there delivered or deposited. Tenant hereby agrees to purchase a door sign in accordance with Landlord's sign specifications. Notwithstanding the foregoing, Landlord recognizes Tenant's desire for retail signage and Tenant recognizes Landlord's desire to maintain the Building's first class image. Tenant shall submit, for Landlord's approval, a detailed Signage Program. Said Signage Program shall also be subject to all codes and ordinances of the District of Columbia and shall not exceed its pro rata share of all retail signage for the building.

         ARTICLE XII  ALTERATIONS

         12.1 Tenant accepts the Premises in its "AS IS" condition. Landlord is under no obligation to make any structural or other Alterations, decorations, additions, improvements, renovations or other changes (collectively "Alterations") in or to the Premises except as set forth in Exhibit D or otherwise expressly provided in this Lease.

         12.2 Tenant will not make any Alterations, structural or otherwise, in or to the Premises or any part thereof nor install any equipment of any kind that will require any Alterations or additions to the use of the water system, heating system, air conditioning system, ventilation system, electrical system or plumbing system, without the prior written consent of Landlord. Any Alterations made by tenant shall be made: (a) in a good, workmanlike first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or any portion thereof, including, but not limited to, compliance with Title III of The Americans with Disabilities Act of 1990, as amended; and (d) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and material in connection with such Alterations.

         12.3 It is distinctly understood that all Alterations, including wall to wall carpeting, upon the Premises (whether with or without Landlord's consent), shall, at the election of Landlord, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Tenant will not use any floor adhesive in the installation of any carpeting. Should Landlord elect that Alterations upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof. Tenant hereby agrees to cause same to be removed at Tenant's sole cost and expense and should tenant fail to remove the same, then and in such event

Landlord may cause same to be removed at Tenant's expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

         ARTICLE XIII  SUBLETTING AND ASSIGNMENT

         13.1 Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment or transfer of this Lease may be affected by operation of law or otherwise without Landlord's prior written consent. The consent of Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by tenant under this Lease. The transfer, whether a single transfer or multiple transfers, of fifty percent (50%) or more of the ownership interests of Tenant within a twelve (12) month period shall be deemed equivalent to an assignment or subletting requiring consent of Landlord, provided there is no single ownership entity or related entity which then owns more than 50% of Tenant. Any attempted assignment or subletting made without Landlord's consent shall at the option of Landlord be deemed an Event of Default under this Lease if not cured within thirty (30) days after notice from Landlord. Landlord's acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed (a) as a consent to or acceptance of such assignee, subtenant or occupant as a tenant, (b) as a waiver by Landlord of any provision hereof,
(c) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or (d) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Tenant hereby assigns to Landlord any rent due from any assignee, subtenant or occupant of Tenant as security for Tenant's performance of its obligations pursuant to this Lease; provided, however, Tenant shall have the right to collect such rent as long as Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period. Tenant authorizes each such assignee, subtenant or occupant to pay such rent directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant shall not mortgage this Lease without Landlord's consent, which consent may be granted or withheld in Landlord's reasonable discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant, or Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall pay to Landlord a Three Hundred and no/100 Dollar ($300.00) processing fee as well as expenses (including reasonable attorneys' fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

         13.2 A corporate Tenant may, upon notice to Landlord, assign this Lease to its parent or subsidiary, provided the same assignee assumes, in full, the obligations of Tenant under this Lease or may sublease the Premises to any such parent or subsidiary, and such assignment or sublease shall not, relieve Tenant of its obligations hereunder. Sections 13.4 and 13.6 shall not be applicable to any transfer made pursuant to this Section 13.2.

         13.3 If at any time Tenant intends to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then tenant shall give written notice to Landlord ("Sublease Proposal Notice") of the area proposed to be assigned or sublet (the "Proposed Sublet Space") and the term for which Tenant desires to sublet the Proposed Sublet Space, the name of the proposed subtenant or assignee and such other information as Landlord shall reasonably request.

         13.4 After receipt of Tenant's Sublease Proposal Notice, Landlord shall also have the right, in its sole and absolute but reasonable discretion,, in addition to Landlord's rights in Section 13.1, to elect: (a) to consent to the proposed sublease or assignment (including the character of a Sub-tenant),
(b) to reject the proposed sublease or assignment, or (d) to terminate this Lease with respect to the Proposed Sublet Space except that, if Tenant is to assign this Lease to an operator which intends to operate the restaurant under the same concept and menu as the Grand Havana Room for a period of one year, then Landlord shall not be permitted to terminate this Lease in accordance with 13.4(d) herein but its consent to such an assignment shall be required and shall not be unreasonably withheld. If, within the first year following the assignment the use shall change, or if the operation shall close during the one year period following the assignment, Landlord shall have the right to terminate this Lease in accordance with 13.4(d) herein on thirty (30) days written notice. Landlord shall exercise such right by sending Tenant written notice within twenty (20) days after Landlord's receipt of the Sublease Proposal Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (1) Tenant shall tender the Proposed Sublet Space to Landlord on a date specified in Landlord's notice (which date shall not be more than sixty (60) days after the date of such notice) as if such specified date had been originally set forth in this Lease as the Expiration Date of the Lease Term with respect to the Proposed Sublet Space, and (2) as to all portions of the Premises other than the Proposed Sublet Space, this Lease shall remain in full force and affect except that the basic annual rent payable pursuant to Article III shall be reduced pro rata. Tenant shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then (1) Tenant shall tender the Premises to Landlord on a date specified in Landlord's notice (which date shall not be more than sixty (60) days after the date of such notice), and
(2) the Lease Term shall terminate on such specified date. Notwithstanding anything to the contrary in the foregoing provisions of this Section 13.4, Landlord shall not have the right to sublease the Proposed Sublet Space or to terminate this Lease with respect to the Proposed Sublet Space in the event Landlord consents to an assignment of this Lease to a corporation or other business entity into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that such successor entity has assumed in writing all of the obligations and liabilities of Tenant under this Lease.

         13.5 In the event Landlord does not exercise its rights to terminate this Lease with respect thereto, Tenant shall be entitled to seek Landlord's consent to an acceptable assignee or subtenant for the Proposed Sublet Space, for a sublease term no longer than that set forth in the Sublease Proposal Notice. Such consent not to be unreasonably withheld, conditioned or delayed. Such consent or permission pursuant to Section 13.1 may be withheld if (a) the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building, (b) the Proposed Sublet Space is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes, (c) in the reasonable judgment of Landlord, the assignee or sublease does not have the financial capacity to undertake the obligations of this Lease or the Sublease, or (d) such a sublease or assignment would violate any term or condition of any covenant or agreement of Landlord involving the Building, or any other tenant lease within the Building. IN the event such Assignment or Sublease for the assignee or subtenant designated in Tenant's Sublease Proposal Notice (which assignment/sublease and assignee/subtenant are acceptable to and approved by Landlord) has not been executed by Tenant submitted for within one hundred fifty (150) days from the date of Tenant's Sublease Proposal Notice. Tenant shall not be entitled to enter into such assignment or sublease without first submitting a new Sublease proposal Notice to Landlord and affording Landlord an opportunity to exercise its rights as set forth in Section 13.4, including its subletting or termination rights.

         13.6 If any sublease, assignment or other transfer (whether by operation of law or otherwise and whether consented to or not) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this

Lease (except rent, or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions and any amounts reasonably allocated to the sale of the business as a going concern and any inventory or stock or good will related thereto), then whether such excess is in the form of an increased monthly or annual rent, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and it the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), then Tenant shall pay to Landlord fifty percent (50%) of any such excess as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant's receipt thereof. tenant expressly waives any right that it might have to retain such fifty percent (50%) of the excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effected on a form approved by Landlord.

         ARTICLE XIV  RIGHT OF ACCESS

         14.1 Landlord, its employees and representatives shall have the right at any time during the Lease Term, upon reasonable notice except in an emergency, to enter into and upon any and all parts of the Premises during business hours (or, in an emergency, at any hour) to (a) view, inspect, secure and clean the Premises, (b) make repairs to the Premises or Building, or introduce, replace, repair, alter or make new change existing connections from any fixture, pipes, wires, ducts, conduits, or other construction thereon, (c) remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to or (d) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Landlord shall have the right to use a portion of the Premises for all necessary pipes and unreasonably interfere with Tenant's use of the Premises. Landlord may, within one hundred and twenty (120) days preceding the expiration of the Lease Term, enter the Premises to place and maintain notices for letting, free from hindrance or control of Tenant. If Tenant shall vacate the Premises during the last month of the Lease term, Landlord shall have the unrestricted right to enter the Premise after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant's obligation to pay rent for the full Lease Term.





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
         ARTICLE XV  INCREASE IN LANDLORD'S FIRE INSURANCE

         15.1 Tenant will not do or permit anything to be done in the Premises or the Building or bring or keep anything therein which shall in any way increase the rate of fire or other insurance for said Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

         ARTICLE XVI  TENANT'S EQUIPMENT

         16.1 Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, calculators, personal computers, facsimile machines and such other electrically operated office machinery and restaurant equipment normally used in modern offices and restaurants, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, ventilation system or the electrical system of the Premises without the prior written consent of Landlord. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

         ARTICLE XVII  CONDEMNATION

         17.1 If all or any portion of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "Condemnation"), and such Condemnation shall materially and adversely affect Tenant's use of the Premises, then this Lease shall terminate on the date possession thereof is taken by such authority and rent shall be apportioned as of such date. In the event of the Condemnation of any portion of the Premises which does not materially and adversely affect Tenant's use of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date possession is taken by such authority, Tenant shall not be required to pay the basic annual rent with





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
respect to the part of the Premises Condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is Condemned, then whether or not any portion of the Premises is Condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

         17.2 All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation.
Tenant shall not make any claim against Landlord or the authority for any portion of such awards, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a Condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

         ARTICLE XVIII  INSURANCE

         18.1 Landlord agrees that it will keep the Building insured against loss due to fire and other property risks included in standard all risk coverage insurance policies, and covering loss of income from such property risk, or in lieu thereof, insure the Building against loss or damage as a self insurer, provided its net worth is greater than ten times the amount of insurance required.

         18.2 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including, without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises; against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

         18.3 Landlord and Tenant agree that all insurance policies required to be carried pursuant to Section 18.1 hereof shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant, and that all insurance policies required to be carried pursuant to Section 18.2 shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered if the insurance policies required hereunder had been maintained as required pursuant to this Lease. Written notice of the terms of said mutual waivers shall be given in each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

         18.4 Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage and business interruption coverage. Such insurance shall be initially in minimum amounts of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate and shall be for a minimum term of one (1) year.

         18.5 Tenant shall also maintain throughout the Lease Term, at Tenant's sole cost and expense, worker's compensation in statutory limits.

         18.6 Each of said policies of insurance to be carried by Tenant hereunder shall name Landlord and Landlord's managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord, Landlord's managing agent and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least thirty (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a then current Allred M. Best Company, Inc. general policy holder's rating of "A" or better and a financial size category of Class XII or higher and which have been in business for the past five (5) years and which are otherwise reasonably satisfactory to Landlord. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (Accord 27) evidencing the coverage required by this Article XVIII. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

         ARTICLE XIX  FIRE OR CASUALTY

         19.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if (a) in Landlord's reasonable judgment such repair and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) or (b) twenty percent (20%) or more of the Premises is damaged and less than six (6) months would remain of the Term or any removal thereof upon completion of the repairs, then Landlord or Tenant shall have the right, at its option, to terminate this Lease as of the sixtieth (60) day after such damage or destruction by giving written notice of termination to the other party within forty-five (45) days after the occurrence of such damage or destruction.

         19.2 If this Lease is terminated pursuant to Section 19.1 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the basic annual rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the premises and the building; provided, however, that Landlord shall not be required to repair or restore the contents of the Premises, including without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant and any other personal property of Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any portion of the Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

         19.3 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder or any mortgage fails or refuses to make insurance proceeds available for such repair and restoration,
(b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises is damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

         ARTICLE XX  DEFAULTS AND REMEDIES

         20.1    Each of the following shall constitute an Event of Default:
(a) Tenant's failure to make any payment of the basic annual rent, additional rent or any other sum within ten (10) days of written notice from Landlord of Tenant's failure to make such payment on such payment's due date; (b) Tenant's failure to take possession of the Premises within thirty (30) calendar days after delivery thereof to Tenant; (c) Tenant's violation or failure to perform or observe any other covenant or condition of this Lease for a period of thirty (30) days following Landlord's written notice thereof to Tenant; (d) Tenant's abandonment or vacation of the Premises; (e) an Event of Bankruptcy as specified in Article XXI with respect to Tenant. Any general partner of Tenant (a "General Partner") or any guarantor; or (f) Tenant's dissolution or liquidation.

         20.2 If there shall be an Event of Default, including an Event of Default prior to the Lease commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter the Premises, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Section shall operate as a notice to quit, any other notice to quit or of Landlord's intention to reenter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums due hereunder through the Lease Expiration Date as defined in
Section 2.1. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent and alterations of the Premises) as Landlord in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting, it being agreed and understood that Tenant shall retain the right to assign the Lease or sublet the Premises, subject to the terms and conditions set forth in Article 13 of the Lease. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any basic annual rent, additional rent or damage which may be due or sustained by reason of such default, and all costs, fees and expenses including without limitation reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in rentable condition and tenant finish necessitated to obtain the new tenant's incurred by Landlord in pursuit to its remedies and in renting the Premises to others from time to time.

Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for additional damages, which shall be, at Landlord's option, either (a) or (b) below:

                 (a) an amount equal to the basic annual rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rent. If any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suites shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the Lease Expiration Date, in which event the cause of action shall be deemed not to have accrued until the Lease Expiration Date; or

                 (b) an amount equal to the present value (as of the date of Tenant's default) of the basic annual rent and additional rent which would have become due during the remainder of the Lease Term, less the rent received by Landlord under any reletting of the Premises, which damages shall be payable to Landlord in one lump sum on demand; provided that Landlord has relet the Premises which reletting may occur at any time up to the Lease Expiration Date. For purposes of this subsection (2), present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

         20.3 Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

         20.4 If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof or fails to make any payment to any third party, and such is not cured within the applicable notice and cure period, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering the Premises, as may be necessary or appropriate, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest thereon at the rate per annum equal to the greater of (a) eighteen percent (18%) per annum; provided, however such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date of expenditure(s) by Landlord, as additional rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

         20.5 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations.

         20.6    Notwithstanding anything to the contrary contained in Section
20.1 of this Lease, in the event that Tenant fails to timely pay the basic annual rent, Real Estate Taxes, Operating Expenses or any other sum due under the Lease, the Landlord shall give written notice to Quantum Restaurant Group, Inc., Peasant Holding Corporation and United Restaurants, Inc. t/a Grand Havana Room of such failure and such parties shall have ten (10) days from the date of such notice to cure such default, and the ten (10) day cure period contained in
Section 20.1(a) of the Lease shall not apply. Any cure by any of the entities shall be deemed a cure by Tenant. In the event Quantum Restaurant Group, Inc., Peasant Holding Corporation or United Restaurants, Inc. t/a Grand Havana Room fail to cure such default then an Event of Default shall exist under the terms of this Lease and Landlord shall have the right to exercise any and all remedies Landlord may have under this Lease or at law or in equity. In the event Landlord releases Quantum Restaurant Group, Inc. and Peasant Holding Corporation, then Landlord shall no longer be obligated to send the foregoing notices to such entities.

All notices shall be sent pursuant to Article XXX at the following addresses:

Quantum Restaurant Group, Inc.

Mr. Thomas Baldwin, Chief Financial Officer
3333 New Hyde Park Road, Suite 210
New Hyde Park, NY 11042

Peasant Holding Corporation

Mr. Thomas Baldwin Chief Financial Officer
3333 New Hyde Park Road, Suite 210
New Hyde Park, NY 11042

United Restaurants, Inc. t/a Grand Havana Room

Mr. Harry Shuster
1990 Westwood Boulevard
Los Angeles, CA  90025

         ARTICLE XXI  BANKRUPTCY

         21.1    The following shall be Events of Bankruptcy under this Lease:
(a) Tenant, a guarantor or a General Partner becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a guarantor or a General partner; (c) filing of a voluntary petition by Tenant, a guarantor or a General Partner under the provisions of the Bankruptcy Code or insolvency laws; (d) filing of an involuntary petition against Tenant, a guarantor or a General Partner as the subject debtor under the Bankruptcy Code or insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant, a guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.

         [ARTICLE XXII - INTENTIONALLY OMITTED]

         ARTICLE XXIII  LEGAL FEES

         23.1 If, as a result of any breach or default in the performance of any of the provisions of this Lease (whether or not such default is later cured), Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or if Landlord or Tenant is required to defend itself or the terms of this Lease and Landlord or Tenant uses the services of an attorney then Tenant or Landlord shall reimburse the prevailing party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party with such amounts being additional rent in the event Landlord is the prevailing party.

         ARTICLE XXIV  DAMAGE

         24.1 All injury to the Premises or the Building caused by moving the property of Tenant into, on, or out of the Building or the Premises and all breakage done by Tenant, or the agents, servants, employees and visitors of Tenant, shall be repaired by Tenant, at the expense of Tenant, unless such damage is covered by Landlord's insurance. In the event that Tenant shall fail to do so, then Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise) and any charge or cost so incurred by Landlord shall be paid by thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

         24.2 All Personal Property of Tenant in the Premises or in the Building shall be at the sole risk of Tenant and Tenant agrees to obtain insurance for such Personal Property as provided in Section 18.2 of this Lease. Landlord shall not be liable for any accident to or damage to the Personal Property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus. Landlord shall not, in any event, be liable for damages to the Personal Property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claim by reason of damage to Tenant's Personal Property.

         ARTICLE XXV  SUBORDINATION

         25.1 This Lease is subject and subordinate at all times to all ground or underlying leases, all mortgages and/or deeds of trust, all covenants, restrictions, easements, and encumbrances which may now or hereafter affect such leases or the real property of which the Premises form a part, and all future renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self- operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall promptly execute and deliver without charge any certificate or document that Landlord may request in a form which recognizes this Lease and is otherwise reasonably acceptable to Tenant within ten (10) days following Landlord's written request. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall recognize this Lease so long as Tenant is not in default hereunder beyond any applicable notice and cure period, and in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect so long as Tenant is not in default hereunder beyond any applicable notice and cure period, in which event Tenant shall attorn to such party secured by such deed of trust or purchaser as Landlord under this Lease. Upon such attornment such party secured by such deed of trust or purchaser shall not be (a) bound by any payment of rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior Landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior Landlord; provided, however, that after succeeding to Landlord's interest, such party secured by such deed of trust or purchaser shall perform, in accordance with the terms of this Lease, all obligations of Landlord arising after the date of Application of title to the Building. Tenant covenants and agrees that it will, at this written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease.

         25.2 Tenant agrees that neither the cancellation nor termination of any ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord's interest in such ground or underlying lease subject to the attornment provisions set forth in Section 23.1 above. In that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

         ARTICLE XXVI  TENANT HOLDOVER

         26.1 This Lease shall terminate on the Lease Expiration Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Any holding over by Tenant after the Lease Expiration Date without Landlord's written consent as provided in Section 24.2 shall be an unlawful detainer and Tenant shall be subject to immediate eviction. During such hold over, all the terms and conditions set forth in this Lease shall apply rent in effect during the last month of the Lease term ("Hold Over Rent"). In addition to paying to Landlord the Hold Over Rent, if Tenant fails to surrender and vacate the Premises on the Lease Expiration Date, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, liability, damages and expenses (including without limitation, attorneys' fees, the costs of investigation and settlement of any claims) sustained or incurred by Landlord on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises or the loss by Landlord of the rent from any succeeding tenant of all or any part of the Premises.

         26.2 If, with the written consent of Landlord, Tenant or any party claiming by, through or under Tenant remains in possession of the Premises, or any part thereof, after the Lease Expiration Date, Landlord shall treat such holding over by Tenant as the creation of a month-to-month tenancy, subject to all the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a basic annual rent equal to twice the basic annual rent in effect during the last month of the Lease Term. Tenant shall give to Landlord at least thirty
(30) days prior written notice from the first day of the month of any intention to quit said Premises, and Tenant shall be entitled to the same thirty (30) days prior written notice to quit said Premises, except in the event of non-payment of rent in advance or of any breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived: provided, however, that in the event Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant on a monthly Tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by legal process in force in the jurisdiction in which the Building is located.

         ARTICLE XXVII  WAIVER AND NOTICE

         27.1 No waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver shall be in writing signed by the other party. If Landlord or Tenant waives in writing any default, then such waiver shall not be construed as a waiver of any subsequent, similar default or of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. No payment by Tenant or receipt by Landlord of a lessor amount than the monthly installments of rent herein stipulated shall be deemed to be a payment in full of the stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. Landlord shall have the right to apply tenant's payments to any balance or arrearage Tenant has outstanding. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

         ARTICLE XXVIII  WAIVER OF JURY TRIAL

         28.1 LANDLORD, TENANT, AND ALL GUARANTORS AND GENERAL PARTNERS OF TENANT AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF SAID PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

         28.2 Tenant consents to service of process and any pleading relating to any such action at the Premises: provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all guarantors and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

         ARTICLE XXIX  LIMITATION OF LIABILITY OF LANDLORD

         29.1 Pursuant to Article 3 of the Declaration of Trust of Washington Real Estate investment Trust dated November 18, 1960, as amended, nothing in this Lease shall be construed in any event whatsoever is impose any personal liability upon, the trainees, officers or the shareholders of the Washington Real Estate Investment Trust, as Landlord herein in contract, tort, or otherwise. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to Landlord's equity in the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord subject, however, to the prior rights of any ground or underlying landlords or any mortgagee of all or any part of the Building or the Premises, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         ARTICLE XXX  NOTICES

         30.1 All notices required hereunder by either party to the other shall be sent by recognized overnight courier with receipt therefor (such as Federal Express). Notices to Landlord shall be sent to Washington Real Estate Investment Trust ("WRIT"), 10400 Connecticut Avenue, Concourse Level, Kensington, Maryland 20895, Attention: Chief Financial Officer, Notices to Tenant shall be sent to the Premises and to: United Restaurants, Inc., 1990 Westwood Blvd., Los Angeles, CA 90025, ATTN: Harry Shuster. Tenant hereby elects domicile at the Premises for the purpose of all notices, writs of summons, or other legal documents, or process, in any suit, action, or proceeding which Landlord may undertake under this Lease.

         ARTICLE XXXI  CERTAIN RIGHTS RESERVED BY LANDLORD

         31.1 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):
(a) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building,
(b) to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such a manner as it deems best for the benefit o tenants generally, to erect, use and maintain pipes and conduits in and through the Premises, and (c) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

         ARTICLE XXXII  BROKER

         32.1 Landlord recognizes GSC Real Estate Group and as a sub-agent to GSC, Jones, Lang Wooton ("Broker(s)") as the sole Broker(s) procuring this Lease and shall pay said Broker(s) a commission therefor pursuant to a separate agreement between said Broker(s) and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease, Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

         ARTICLE XXXIII  ESTOPPEL CERTIFICATE

         33.1 Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (a) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); (b) stating the rent payable and dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge; (d) stating the Lease Commencement Date and Lease Expiration Date, including any optional renewals; and (e) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgages or prospective mortgagee or purchaser of the Building or Land or of any interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any mortgagee or prospective mortgagee or purchaser of the Building, Land or any interest therein or any prospective assignee of any mortgagee.

         ARTICLE XXXIV  RULES AND REGULATIONS

         34.1    Tenant will:

                 (a) not strip, overload, damage or deface the Premises or hallways, stairways, elevators, parking facilities or other approaches thereto, of said Building, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same:

                 (b) not suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on said Building, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority;

                 (c) not move any furniture or equipment into or out of the Premises except at such times as Landlord may from time to time designate;

                 (d) not place upon the interior or exterior of the Building or any window or any part thereof or door of the Premises any placard, sign, lettering, window covering, drapes or any other item which Landlord in its sole discretion deems unsuitable, except such and in such place and manner, as shall have been first approved in writing by Landlord;

                 (e) park vehicles only in the are from time to time designated by Landlord; Landlord reserves the right to determine the number of parking spaces that shall be used by Tenant;

                 (f) not install a television antenna or air condition on the roof, in the windows or upon the exterior of the Premises;

                 (g) use and allow to be used all plumbing within the Premises and the Building only for the purposes for which it was designed, and no foreign substance of any kind shall be thrown therein;

                 (h) not use any space in the Building for the sale of goods t the public at large or for the sale at auction of goods or property of any kind;

                 (i) not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written consent;

                 (j) not use the Premises for lodging or sleeping or for any immoral or illegal purpose;

                 (k) not construct, maintain, use or operate within the Premises any electrical device, writing or apparatus in connection with a loud speaker system or other sound system without Landlord's prior written consent and Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises;

                 (l) not obstruct or encumber or use for any purpose other than ingress and egress to and from the premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant;

                 (m) comply with all rules or regulations from time to time established by the appropriate insurance rating organization;

                 (n) comply with all rules or regulations from time to time established by Landlord for the operation and maintenance of the Building; and

                 (o) not manufacture any commodity therein, without the prior written consent of Landlord.

         34.2 It is understood that employees of Landlord are prohibited as such from receiving any package or other articles delivered to the Building for Tenant and that should any such employee receive any such packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

         ARTICLE XXXV  FINANCIAL STATEMENTS

         35.1 Tenant agrees to provide to Landlord within fourteen (14) days of Landlord's request the most recent audited (or certified to be true an correct by the President and Chief Financial Officer) annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"). Tenant consents that Landlord may release the Statements to Landlord's trustees, officers, employees, subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the Building for the purpose of evaluating Tenant's financial condition with respect to performance under the Lease of to any third party pursuant to any order of any governmental agency or court. Landlord agrees to keep the Statements confidential and not to release the statements to third parties except as set forth herein.

         [ARTICLE XXXVI - Intentionally Omitted]

         ARTICLE XXXVII  QUIET ENJOYMENT

         37.1 If Tenant pays all the rent herein reserved and performs and observes all of the other terms, covenants and conditions of this Lease on Tenant's part to be performed and observed hereunder, Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

         ARTICLE XXXVIII  MISCELLANEOUS

         38.1 No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises wit respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

         38.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord or Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

         38.3 Authority. Landlord and Tenant covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this lease, and that each and both persons signing on behalf of the corporation were authorized to do so; and that the name and address of Tenant's resident agent in the
jurisdiction where the Building is located is         .  Tenant shall advise
Landlord in writing if the name and address of its resident agent is changed during the Term hereof.

         38.4 Additional Rent. All other costs and expenses which Tenant assumes or agrees to pay to landlord pursuant to this Lease shall be deemed to be "additional rent" and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

         38.5 Force Majeure. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, acts of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention.

         38.6 No Recording. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant, by such act, irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

         38.7 Governing Law. This Lease is governed under the laws of the jurisdiction in which the Building is located.

         38.8 Captions. Section headings are used for convenience and shall not be considered when construing this Lease.

         38.9 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

         38.10 Tenant Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the rent and perform all other obligations hereunder shall be deemed to be joint and several.

         38.11 Time is of the Essence. Time is of the essence of each provision of this Lease.

         38.12 Entire Agreement. This Lease contains the entire agreement of the parties in regard to the Premises and this Lease and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be amended, modified or changed in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

         38.13 Benefit and Burden. The provisions of this lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective heirs, executors, administrators, successors, and assigns. Landlord may freely assign its interest hereunder.

         38.14 Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or placed herein in which the context may require such substitution or substitutions. Landlord herein for convenience has been referred to in the neuter form.

         38.15 Survival. Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

         38.16  Submission of Lease.  The submission of this Lease for
examination does not constitute a             or an option for lease, and the
same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         38.17 Parking. Landlord hereby grants Tenant a license to use unreserve parking spaces. Tenant shall pay Landlord, in advance, a monthly parking fee without abatement, deduction, offset, demand or counterclaim for the foregoing parking spaces in the amount of per space per month. The foregoing fee is subject to increase on an annual basis. Tenant agrees to comply and shall cause its officers, employees, agents and contractors to comply with all rules and regulations promulgated by Landlord with respect to the parking of vehicles.

         38.18  Addendum.  Yes.

SEE ATTACHED ADDENDUM FOR ADDITIONAL PROVISION OF THIS LEASE.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal by a duly authorized officer, intending to be legally bound hereby, as of the day and year first above written. The covenants of Tenant are joint and several obligations of each party signing as Tenant, and, when the parties signing as

Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

WITNESS/ATTEST:                            TENANT:

/s/ Shannon Taylor                         UNITED RESTAURANTS, INC.
                                             T/A GRAND HAVANA ROOM

Printed Name: Shannon Taylor
                                           By: /s/ Harry Shuster     (SEAL)
Title:
                                           By:                       (SEAL)

                                           Printed Name:

                                           Title:

                                           Social Security Number:


                                           Federal Tax Identification
                                           Number:


WITNESS/ATTEST:                            LANDLORD:

/s/                                        WRIT LIMITED PARTNERSHIP
                                           By: WASHINGTON REAL ESTATE
                                               INVESTMENT TRUST,
                                               General Partner


                                           By: /s/                   (SEAL)

                                           Printed Name:

                                           Title: SVP & CFO

                                    ADDENDUM


         THIS ADDENDUM TO LEASE ("Addendum") is entered into this 23rd of August, 1996 by and between the WASHINGTON REAL ESTATE INVESTMENT TRUST ("Landlord") and UNITED RESTAURANTS, INC., T/A GRAND HAVANA ROOM ("Tenant").


                                   RECITALS:

         WHEREAS, Landlord and Tenant are parties to an Office Building Lease
dated             ("Lease") whereby Tenant leased certain premises consisting of approximately 8298 square feet of space ("Premises") and known as LOWER LEVEL, 1220 19TH STREET, NW, WASHINGTON, DC 20006.


                                  WITNESSETH:

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties agree as follows.

                 1. The recitals contained above are true to the best of the parties' knowledge and are incorporated by reference herein.

                 2. Any term used herein that is defined in the Lease shall have the same meaning as specified in the Lease unless otherwise specifically provided herein.

                 3.       The following new Articles are hereby added to the
         Lease:

         Article XXXIX  USE OF THE PREMISES AND OPERATION OF BUSINESS

         39.1 Permitted Use. Tenant will use and occupy the Premises solely for the following express use(s) and purpose(s) and for no other use or purposes: sit-down, white tablecloth restaurant, cigar club and the incidental sale of related gift items such as pens, private humidors, and similar related items, it being agreed and understood that Tenant may use that portion of the Premises located on street level for the retail sale of cigars and related items to the general public ("Permitted Use") and only in accordance with applicable zoning and other municipal regulations and for no other purpose whatsoever. Tenant shall not change such Permitted Use in any manner whatsoever and shall not make any substantial change or modification in the method by, or in the manner in which Tenant conducts his business in the Premises without the prior written approval of Landlord. Tenant acknowledges and agrees that the Permitted Use of the Premises has been precisely defined to achieve a balanced and diversified group of tenants, merchandise and services at the Building. Accordingly, it is understood and agreed that without Landlord's prior written consent, Tenant shall not sell any products, offer any services or undertake any line of business which is not in conformity with the Permitted Use of the Premises. Tenant shall pay to Landlord, as additional rent, any additional costs incurred by Landlord as a result of Tenant's Permitted Use or any other sue or purpose of the Premises. Tenant will not use or occupy the Premises for any unlawful purpose or that would violate Tenant's certificate of occupancy, or for any purpose that would constitute a nuisance or unreasonable annoyance to Landlord or any other tenants of the Building, and Tenant will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state in which the Building is located, and any other public or quasi-public authority having jurisdiction over the Building.

         39.2 Trade Name: Tenant will conduct business in the Premises in the trade name of GRAND HAVANA ROOM.

         39.3 Operation of Business: Tenant Agrees (1) except as herein otherwise provided, to continuously and uninterruptedly occupy and use the entire Premises during the entire Term and any Renewal Term(s) for the uses herein specified (without consideration of the profitability of the business) and to conduct Tenant's business therein in a reputable manner; (2) to remain open for business at least for lunch and for dinner during all such days, nights and hours as may reasonably be designated by Landlord from time to time on ten (10) days' prior written notice to Tenant (it being agreed and understood however that subject only to any applicable laws Tenant may remain open for business for any hours and on any days that it wishes); however, Tenant hereby acknowledges, consents and agrees that any and/or all services, facilities and access by the public to the Premises and/or to the Building may be suspended in whole or in part, or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control, when Landlord, in Landlord's reasonable judgment, shall deem the suspension of such services, facilities and access necessary for the protection and/or preservation of persons and/or property; (3) to maintain displays of merchandise in the display windows, if any; (4) to keep the display windows and signs, if any, well lighted during such hours and days as the Building is lighted by Landlord, including periods in addition the business hours of Tenant, if in Landlord's judgment such lighting is necessary or desirable; (5) to keep and maintain the Premises and Tenant's personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all other glass or plate glass in a neat, clean, sanitary and safe condition and good repair, promptly replacing any glass that is broken or cracked; (6) to warehouse, store or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail; (7) to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the business herein permitted to be conducted in the Premises and to pay, if, as and when due, all license and permit fees and charges of a similar nature in connection therewith; (8) neither to solicit business nor to distribute advertising matter in the parking or other Common Areas or facilities of the Building except as permitted in writing by Landlord; (9) not to conduct any auction, distress, fire or bankruptcy sale or any going-out-of-business sale (whether real or fictitious); (10) not to represent or advertise that it regularly or customarily sells merchandise at manufacturer's, distributor's, wholesale, warehouse, discount, fire sale, bankruptcy sale or similar prices other than at retail, but nothing contained herein shall restrict Tenant from determining the selling price of its own merchandise or preclude the conducting of periodic seasonal, promotional or clearance sales; (11) not to conduct any catalogue, telephone or mail-order sales in or from the Premises except of merchandise permitted pursuant to Article 41.3 of this Lease; and (12) not to park or permit to be parked any of Tenant's trucks, employee vehicles or any of Tenant's delivery vehicles in the parking areas, except armored vehicles and not to load or unload, or permit to be loaded or unloaded, any trucks or delivery vehicles in any portion of the Building other than in places designated for such purposes by Landlord.

         XL  REPAIRS

         40.1 Landlord shall keep and maintain the roof and other exterior portions of the Premises (exclusive of doors, windows, glass, showcases and storefronts) in good repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by Tenant, its agents, contractors, invitees or employees, in which event Tenant shall be responsible therefore and shall promptly repair such damage. The provisions of this Section 40 shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain. Except as provided in this Article 40.1, Landlord shall have no obligation or liability for repair or maintenance of the Premises, or any part thereof, nor shall Landlord be under any liability to repair, maintain or replace any electrical, plumbing heating, air conditioning or other mechanical installation, nor shall Landlord be obligated to make any improvements of any kind upon the Premises, or to make any repairs, replacements or improvements to any equipment, facilities or fixtures contained therein, all of which shall be the responsibility of Tenant as provided in Article 40.1.

         40.2 Tenant, at Tenant's sole cost and expense, shall keep the interior of the Premises, including but not limited to all doors, windows and glass, including glass walls, electrical, plumbing, heating, air conditioning and other mechanical installations and equipment used by or in connection with the Premises in clean, safe and sanitary condition and in good order and repair, including replacement thereof, and promptly replace any plate glass which may be broken or damaged with glass of like kind and quality, and will suffer no waste or injury thereto, and quit and surrender the Premises at the expiration of the Term in as good condition as when received, except for ordinary wear and tear. Without limitation of the generality of the foregoing, Tenant, at Tenant's sole cost and expense, shall promptly make all repairs and replacements to (i) any pipes, lines, ducts, wires or conduits contained within the Premises, (ii) Tenant's signs, (iii) any heating, air conditioning, electrical, ventilating or plumbing equipment installed in or serving the Premises, (iv) all glass window panes and doors, and (v) any other mechanical systems serving the Premises. Tenant shall be responsible, at Tenant's sole cost and expense, for providing all janitorial, cleaning, pest and termite control services for the Premises. All such services shall be provided in accordance with standards customarily maintained for similar shopping centers and Tenant shall maintain, at Tenant's sole coast and expense, service contracts therefor. Tenant shall provide Landlord with a copy of a fully executed maintenance contract covering heating, ventilation and air conditioning equipment within the Premises and Tenant agrees to keep such contract in force during the Term of this Lease. Such contract shall be with a contractor licensed to do business in the jurisdiction in which the Building is located and approved by Landlord, and shall cover all parts and labor. Tenant ill not overload the electrical wiring and will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and if such consent is given, Tenant will install all such wiring or plumbing at its own cost and expense. Tenant will repair promptly, at its own expense, any damage to the Premises or Building caused by bringing into the premises or the Building any property for Tenant's use or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord's, its agents', employees' or contractors' gross negligence or willful misconduct.

         40.3 In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding Articles within seven (7) days after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event Landlord may, at its option, enter the Premises and do and perform the things specified in said notice at Tenant's cost and expense, without liability on the part of landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay, as additional rent, promptly upon demand any cost or expense incurred by Landlord in taking such action, plus twelve percent (12%) for overhead and administration.

         XLI  UTILITIES

         41.1 Tenant, at its own expense, shall arrange with the appropriate utility companies for the provision of any and all utilities. Tenant shall pay promptly when due the charges for all utility services rendered or furnished to the Premises, including, without limitation, heat, water, sewer, telephone, gas and electricity (whether by meter or sub-meter). Landlord will provide and maintain the necessary mains and electrical conduits to bring water, gas and electricity to the perimeter of the Premises. Under no circumstances shall Landlord be liable to Tenant in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (ii) for any interruption in service of electricity, water, sewer, gas, heat, ventilation, telephone or air conditioning caused by fire, accidents, strikes, breakdowns, necessary maintenance, alterations, repairs, acts of God or any other causes; and the foregoing shall not constitute a termination of this Lease or an actual or constructive eviction and shall not entitle Tenant to terminate this lease or to an abatement of rent payable hereunder.

         XLII  COMPLIANCE WITH LAWS

         42.1 Tenant shall comply with all present and future laws, rules, regulations, orders, directions and requirements of all governmental departments, bodies, bureaus, agencies and officers, and with all rules, directions, requirements and recommendations of fire departments, the local board of fire underwriters and other fire insurance rating organizations for the area in which the Building is situated, pertaining to the Premises or the use and occupancy thereof, including the making of such alterations, modifications and improvements as may be so required. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, rules, regulations, orders, directions, requirements or recommendations, Landlord or its agents may enter the Premises and take all such action and do all such work in or to the Premises as may be necessary in order to comply with such laws, rules, regulations, orders, directions, requirements or recommendations, and Tenant shall reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to public liability, or which will prevent Landlord from procuring such policies in companies reasonably acceptable to Landlord; and if anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the premises shall cause the cost of fire or other insurance on the Premises or other property of Landlord in the Building, in companies reasonably acceptable to landlord, to be increased,

Tenant will pay the amount of such increase promptly upon Landlord's demand.

         42.2 Tenant shall also make such alterations, modifications, additions, installations or improvements to the Premises as may be required for the safety and health of Tenant's employees pursuant to the Williams-Steiger Occupational Safety and Health Act of 1970 (OSHA), as the same may be amended or implemented from time to time; but no such alterations, modifications, additions, installations or improvements, or any other alteration, modification, addition, installation or improvement Tenant may wish to make, shall be made unless Landlord shall first have given written approval of the plans and specifications therefor, and shall have been protected, to Landlord's satisfaction, against any cost or damage incident thereto, and unless Tenant shall first have secured al necessary building and other permits; and all thereof, when made, shall become the property of Landlord and shall remain upon and be surrendered with said Premises as a part thereof at the end of the Term of this Lease. Landlord agrees that it will not unreasonably withhold its consent to any such alterations, modifications, additions, installations or improvements. If Tenant should make any thereof without Landlord's consent, Tenant hereby agrees to indemnify Landlord from any liability which may devolve upon Landlord as a consequence thereof.

         XLIII   TRASH

         43.1 Tenant, at its sole cost and expense, shall keep the Premises clean, both inside and outside, and will remove all refuse from the premises and from adjacent areas, all at its own expense. Tenant will not burn any trash or garbage of any kind in the premises, or the Building, nor permit refuse, rubbish or garbage to accumulate or fire hazard to exist about the Premises or the Building. Tenant shall arrange for and maintain a commercial type trash container of adequate size at the rear of the Premises and arrange for adequate, regular pickup of trash and garbage, the location of which shall be approved by Landlord. if Tenant's Premises is designed to keep trash indoors, no trash shall be stored outside Tenant's Premises.

         XLIV  MECHANICS LIENS

         44.1 Tenant covenants not to suffer or permit any mechanics' or materialmen's liens (or a petition to establish such lien) or other similar liens to be filed against the Premises, the fee estate or any leasehold interest in the Building or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed, Tenant shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged or record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise bonded off. Tenant shall also defend on landlord's behalf and at Tenant's sole cost and expense any action, suit or proceeding for the enforcement of any such lien, and Tenant shall pay as additional rent any damages and satisfy and discharge any judgment entered thereon and indemnify and save Landlord harmless from any fees, costs, expenses, claims or damages resulting therefrom.

         XLV     ROOF AND WALLS

         45.1 Landlord shall have the exclusive right to use all or any part of the roof and side walls of the Premises and the Building for any purpose, to erect additional stores or other structures over or adjacent to all or any part of the Premises or the Building, and to erect and maintain in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises or the Building; provided, however, that access to the interior of the Premises shall not be denied and that there shall be no encroachment upon the interior of the Premises.

         XLVI  EXCAVATION

         46.1 If any excavation shall be made upon land adjacent to the premises, Tenant shall permit the party authorized to cause such excavation to be made to enter upon the Premises for the purpose of doing such work as such party may deem necessary to preserve the wall of the building of which the Premises form a part from damage and to support the same by proper foundations and shoring, and Tenant hereby waives all claims for inconvenience, disturbance, loss of business or other damages against Landlord therefor and without in any manner affecting Tenant's obligations under this

Lease, nor shall the same constitute any ground for an abatement of any rent hereunder.

         IN WITNESS WHEREOF, Landlord and Tenant have executed under seal and delivered this Addendum under Seal on the date first above written.

WITNESS/ATTEST:                            TENANT:

/s/                                        UNITED RESTAURANTS, INC.
                                             T/A GRAND HAVANA ROOM

                                           /s/ Harry Shuster

WITNESS/ATTEST:                            LANDLORD:

/s/                                        WASHINGTON REAL ESTATE
                                             INVESTMENT TRUST

                                           By: /s/ (SEAL)

                                           By:                       (SEAL)

                                           Name: Larry E. Finger
                                           Title: Sr. V.P. & CFO

                                 LEASE ADDENDUM


         This LEASE ADDENDUM ("Addendum") is made to the Restaurant Lease and Exhibits dated as of August 23, 1996 (collectively, the "Lease"), by and between WASHINGTON REAL ESTATE INVESTMENT TRUST ("Landlord") and UNITED RESTAURANTS, INC. T/A GRAND HAVANA ROOM ("Tenant").

         Tenant and Landlord hereby agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be a part of the Lease and shall supersede, to the extent appropriate, any contrary provision in the Lease. All references in the Lease and in this Addendum shall be construed to mean the Lease and Exhibits, as amended and supplemented by this Addendum. All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Lease.

         1. Contingencies. Tenant may terminate the Lease, upon written notice to Landlord, if Tenant is unable to obtain any governmental approvals, consents, permits or licenses of any kind (collectively, the "Permits") required in order to construct and operate on the Premises a private club with complete dining facilities including the sale and consumption of alcoholic beverages and the sale and the smoking of cigars on site (the "Private Club"). Tenant shall diligently pursue the acquisition of the Permits. If Tenant fails to obtain any of the Permits Landlord shall be so notified and shall have ninety (90) days after receipt of such notice to obtain the Permits on behalf Tenant at Tenant's sole cost and expense; provided, however, in no event shall Tenant be obligated hereunder for any such costs in excess of $15,000.00. Tenant shall diligently work Landlord to obtain the Permits. Furthermore, if at any time during the term of this Lease Tenant, through no fault of its own, loses the permits necessary to operate the Private Club as described in the first sentence of this Addendum Provision No. 1 (including, without limitation, as the result of any kind of governmental determination or finding that Tenant's use of the Premises for the Private Club constitutes a private club of the type that may not hold a license for the on-site sale of alcoholic beverages), then Tenant may, by written notice to Landlord, terminate this Lease. Any termination by Tenant pursuant to this Addendum Provision No. 1 shall be effective as of the date (the "Effective Date") set forth in Tenant's notice to Landlord. On or before the Effective Date, Tenant shall vacate the Premises and return possession thereof to Landlord and from and after the Effective Date neither party shall have any further liability under this Lease except that Landlord shall promptly return any prepaid rent or security deposit to Tenant.

         2. Furniture, Fixtures and Equipment. During the entire term of this Lease Tenant shall have, at no additional cost and expense to Tenant, the exclusive right to use all of the furniture, fixtures and equipment listed in Exhibit D attached to the lease (the "FF&E"), but Landlord shall make no representation to the accuracy of Exhibit D. Landlord represents and warrants that it has full power and authority to permit Tenant such exclusive use, free of all prior rights or encumbrances, and Landlord shall indemnify Tenant and hold Tenant harmless with respect to any claims or damages suffered by Tenant because of any misrepresentation by Landlord or because of any prior claims made with respect thereto. If Tenant wants to remove any of the FF&E from the Premises during the term of the Lease, then Tenant must first offer any such FF&E to Landlord before removing same. Upon the expiration or earlier termination of the Lease all of the then remaining FF&E in the Premises shall be surrendered to Landlord in its then as-is condition.

         3.      Exclusions from Operating Expenses.

                 (a) Notwithstanding anything to the contrary in the definition of Operating Expenses and Taxes set forth in the Lease, Operating Expenses and Taxes shall not include the following, except to the extent specifically permitted by a specific exception to the following:

                            (i) Expenses in connection with services or other benefits which are provided to some tenants in the Building but not to Tenant or for which Tenant is charged for directly;

                           (ii)   Costs incurred by Landlord due to the
         violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

                          (iii) Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent such amounts exceed the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                           (iv) Landlord's general corporate overhead and general and administrative expenses;

                            (v) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off Site);

                           (vi) The cost of any electric power directly used by any other tenant in the Building;

                          (vii) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, except to the extent that (xx) the square footage of such operations is included in the rentable square feet of the Building for purposes of calculating Tenant's proportion of increases in real estate taxes and Operating Expenses and (yy) the services, utility and tax costs for such operations do not materially exceed the cost which would have been incurred had the retail and/or restaurant space been used for general office purposes;

                         (viii) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

                           (ix)   Tax penalties incurred as a result of
         Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

                            (x) Costs arising from the gross negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

                           (xi) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Site including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Site by Tenant;

                          (xii) Costs arising from Landlord's charitable or political contributions;

                         (xiii) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

                          (xiv) Costs for sculpture, paintings or other objects of art;

                           (xv) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Site;

                          (xvi) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting (as distinguished from Building accounting) and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

                         (xvii) Costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building;

                        (xviii)   Costs incurred in connection with any
         environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

                          (xix) Any expenses incurred by Landlord for use of any portions of the.Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

                           (xx) Any entertainment or dining expenses for any purpose;

                          (xxi) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                         (xxii) Any cleaning provided to any space in the Building other than the common areas thereof;

                        (xxiii)   Any "validated" parking for any entity;

                         (xxiv) Any "finders fees", brokerage commissions, job placement costs or job advertising cost, other than with respect to employees stationed at the Building;

                          (xxv) The cost of any magazine, newspaper, trade or other subscriptions;

                         (xxvi)   Intentionally omitted;

                        (xxvii)   The cost of any "tenant relations" parties,
         events or promotion not consented to by an authorized representative of Tenant in writing;

                       (xxviii)   "In-house" legal and/or accounting fees; and

                         (xxix) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable landlords of Comparable Buildings.

                 (b) In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa or jointly to one or more of Landlord's buildings, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on or reasonably equitable basis.

                 (c) Landlord further agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building, and (ii) Landlord shall make no profit from Landlord's collections of Operating Expenses. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which are payable over more than one (1) year and/or are allocable to more than one (1) year, shall, for purposes of calculating Tenant's proportion on increases in real estate taxes, be deemed paid by Landlord in the maximum number of installments permitted by law.

                 (d) Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the year prior to the applicable year.

         4. Audit Right. In the event of any dispute regarding the amount due as Tenant's Pro Rata Share of Taxes or Operating Expenses pursuant to Lease Sections 3.4 or 3.5, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at Landlord's office. If, after such inspection and photocopying, Tenant continues to dispute the amount of its Pro Rata Share of Taxes or Operating Expenses, Tenant, or an agent which shall be a Certified

Public Accountant designated by Tenant, shall be entitled to audit and/or review Landlord's records to determine the proper amount of its Pro Rata Share of Taxes or Operating Expenses. If such audit or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest thereon at the Interest Rate. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to the then-current rules and procedures of the American Arbitration Association within thirty (30) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Pro Rata Share of Taxes or Operating Expenses as set forth in any statement sent to Tenant was in error in Landlord's favor by more than four percent (4%), Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of all Taxes and Operating Expenses for the entirety of the three-year period ("Review Period") following Landlord's delivery to Tenant of each statement setting forth Tenant's Pro Rata Share thereof. The payment by Tenant of any amounts pursuant to Lease Sections 3.4 or 3.5 shall not preclude Tenant from questioning the correctness of any statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the statement. Notwithstanding anything herein to the contrary, Tenant shall have no right to audit during any time when Tenant is not current with regard to all amounts due under this Lease, including any disputed amounts.

         5.      Intentionally Omitted.

         6. Removal of Property. Notwithstanding anything to the contrary set forth in the Lease, all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by or on behalf of Tenant in the Premises shall remain the property of Tenant, and may be removed by Tenant at any time during the Term of the Lease as long as Tenant is not in default hereunder with any applicable cure period having expired. If Tenant fails to remove all of its effects from the Premises upon the expiration or earlier termination of the Lease for any cause whatsoever, Landlord may, at its option, any time after five (5) days' written notice to Tenant of its intention to remove such effects, remove, store, dispose of or sell such effects in any manner that Landlord shall choose without liability to Tenant for loss thereof, and Tenant shall pay Landlord upon demand any and all expenses incurred in connection with such removal, including court costs, attorneys' fees, and reasonable storage charges incurred while such effects were in Landlord's possession.

         7. Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is reasonably prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days or ten (10) days in any twelve (12) month period (the "Eligibility Period") as a result of (a) any damage or destruction to the Premises, (b) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by the Lease, which prevents Tenant's use of the Premises, (c) any failure by Landlord to provide Tenant with services or access to the Premises for five (5) days following notice to Landlord, (d) because of an eminent domain proceeding, or (e) because of the presence of hazardous substances in, on or around the Premises, the Building or the Site which could, in Tenant's business judgment and taking into account the standards, guidances and recommendations included in applicable laws with respect to hazardous substances, pose a health risk to occupants of the Premises, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is reasonably prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time and sufficient access to the Premises to rebuild the portion of the Premises it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction and to move in over one (1) weekend. To the extent Tenant is entitled to abatement because of an event covered by Lease Articles XIX (Fire or Casualty) or XVII (Condemnation) then the Eligibility Period shall not be applicable.

         8. Insurance Obligations, Allocation of Risks and Minimizing Duplication of Insurance Coverage. Notwithstanding anything to the contrary set forth in the Lease, because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's pro rata share of expenses and because of the existence of waivers of subrogation set forth in Lease Section 18.3, Landlord hereby indemnifies and holds Tenant harmless from any loss, cost, liability, damage or expense (including, but not limited to penalties, fines and actual attorneys' fees and costs) to any property outside of the Premises to the extent such loss, costs, liability, damage or expenses are covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to Lease Article XVIII (Insurance) to cover its personal property within the Premises, Tenant hereby indemnifies and holds Landlord harmless from any loss, cost, liability, damage or expense (including, but not limited to, penalties, fines and actual attorneys' fees and costs) to any property within the Premises to the extent such loss, costs, liability, damage or expenses are covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees. In the event the Premises and/ or the Building are damaged or destroyed and such damage or destruction is covered by insurance obtained by Landlord and not covered by insurance obtained by Tenant, Landlord shall use the proceeds of its insurance to repair the damage or destruction to the Premises and/or the Building, subject to any rights either Landlord or Tenant may have to terminate the Lease in the event such damage or destruction occurs.

         9. Entry by Landlord. Notwithstanding anything to the contrary set forth in the Lease, Landlord and/or those acting on Landlord's behalf may only enter the Premises upon reasonable prior notice to Tenant, except in cases of emergency, in which case no such notice shall be required. In any event, any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible.

         10. Access to Building and Parking. Tenant shall be granted access to the Building, the Premises, and the parking provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year.

         11. Default by Landlord. Landlord shall be in default in the performance of any obligation required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided in law or at equity and shall have the right, but not the obligation, to cure any such default by Landlord if Landlord falls to commence to cure such default within the prescribed cure period and thereafter diligently prosecute such cure to completion .

         12. Landlord BankruptcY Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

         13.     Non-Disturbance Agreement.

                 (a) Landlord represents and warrants that there are no ground lessors, mortgage holders or lien holders on the real property of which the Premises form a part (each, a "Superior Mortgagee") in existence as of the execution and delivery of this Lease.

                 (b) Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Tenant's agreement to be bound by Lease Article XXV (Subordination). Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense.

         14. Estoppel Certificate. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as are set forth in Article XXXIII (Estoppel Certificate), except such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant or Tenant's lender, assignee or sublessee, rather than from Tenant to Landlord or to a lender or purchaser.

         15. Rules and Regulations. Landlord agrees that the Rules and Regulations of the Building shall not be changed, revised or enforced in any unreasonable way by Landlord, nor enforced or changed by Landlord in such a way as to interfere with the purposes permitted under the Lease. In the event any other tenant or occupant of the Building fails to comply with the Rules and Regulations, and such non-compliance unreasonably interferes with Tenant's use of the Premises, Landlord shall use reasonable efforts to cause such other tenants and/or occupants comply with the Rules and Regulations.

         16. Tenant's Right to Make Repairs. Notwithstanding any provision set forth in the Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of a structural component, or any Building Systems or telecommunications system of or in the Premises or the Building (including, but not limited to, damage to the roof, or exterior window or door)) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. The "Interest Rate" is defined as the lesser of (a) the rate publicly announced from time to time, by the largest (as measured by deposits) chartered bank operating in California, as its prime rate, reference rate or other similar benchmark rate, plus two percent (2%) or (b) the maximum rate permitted by law. In the event Tenant takes such action, and such work will affect the Building Systems or the telecommunication system (including, without limitation, any intrabuilding network cable) or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such systems unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, or if Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case

Landlord shall pay the amount it contends would not have been excessive), or that the repairs were not performed correctly, then in either such case Tenant shall not be entitled to any deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the then current procedures and practices of the American Arbitration Association, and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party," in which event the costs of arbitration shall be shared equally. If Landlord fails to pay Tenant the amount of any award made to Tenant in any such arbitration proceeding within thirty (30) days after such award, then Tenant shall be entitled to deduct from the Rent payable by Tenant under the Lease the unpaid amount of any such award.

         17. Alterations and Improvements. Tenant is granted the right to make non-structural alterations and improvements to the Premises, as long as
(a) Tenant pays for the entire cost of such alterations and improvements, (b) Tenant agrees to remove said alterations and improvements upon the expiration or termination of the Lease, if requested by Landlord at the time the alterations and improvements are approved by Landlord, and (c) such alterations and improvements will not adversely affect the structural integrity of the Premises and/or the Building. Any time Tenant proposes to make such alterations and/or improvements, Tenant shall provide Landlord with ten (10) days' notice of the proposed alterations and/or improvements, together with the plans and specifications, and Landlord shall grant its approval within such ten
(10) day period, unless Landlord reasonably determines that such alterations and/or improvements would adversely affect the structural integrity of the Premises and/or the Building or would [?] affect the exterior appearance of the Building.

         18. Consent/Duty to Act Reasonably. Except for any reference to the words "sole" or "absolute" and except for matters (a) which involve security for the Building, (b) which will have an adverse effect on the (i) structural integrity of the Building or (ii) the Building's plumbing, heating, life safety, ventilating, air-conditioning, mechanical or electrical systems ("Building Systems"), or (c) which could affect the exterior appearance of the Building, whereupon in each such case Landlord's duty is to act in good faith and in compliance with the Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed.

         19.     Right to Terminate.

                 (a) Notwithstanding anything in either Lease Article XIX (Fire or Casualty) or XVII (Condemnation) to the contrary, and except as expressly set forth in Subsection (b) immediately below, in the event that Tenant is notified or becomes aware of the fact that, within nine (9) months of any of the following:

                            (i) damage or destruction to the Premises and/or the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises and/or the Building;

                           (ii) a taking by eminent domain or exercise of other governmental authority of the Premises and/or the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises and/or the Building;

                          (iii) the inability of Landlord to provide services to the Premises and/or the Building so as to interfere substantially with Tenant's use of the Premises and/or the Building; or

                           (iv) any discovery of hazardous substances in, on or around the Premises, the Building not placed in, on or around the Premises, the Building by Tenant, that may, considering the nature and amount of the substances involved, interfere with Tenant's use of the Premises (each of the items set forth in provision (a)(i), (ii), (iii) and (iv) being referred to herein as a "Trigger Event"),

Tenant cannot be given reasonable use of, and access to, a fully repaired, restored, safe and healthful Premises and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises and the Building, all suitable for the efficient conduct of Tenant's business therefrom, then Tenant may elect to exercise an ongoing right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time within a period of ninety
(90) days following the particular Trigger Event. If Landlord can deliver a fully repaired, restored, safe and healthful Premises within nine (9) months of the occurrence of such Trigger

Event, then such termination shall be deemed rescinded without prejudice to any future exercise of such termination right.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease Addendum on the date first above written.

                                           TENANT:

                                           UNITED RESTAURANTS, INC.
                                             T/A GRAND HAVANA ROOM


                                           By: /s/

                                           Its:


                                           LANDLORD:

                                           WASHINGTON REAL ESTATE
                                             INVESTMENT TRUST



                                           By: /s/

                                           Its: